EXHBIT 24(b)(9)(b)
                                 AMENDMENT NO. 8
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


The Administrative Services Agreement between The AAL Mutual Funds and AAL Advisors Inc. (n/k/a AAL Capital Management Corporation), effective July 1 1990, as amended, is hereby further amended, effective December 29, 1997, as follows:

     1. Schedule B attached to the Administrative Services Agreement is amended to add The AAL Balanced Fund. Schedule B, effective as of December 29, 1997, is attached hereto.

     2. Pursuant to section 2.1 of the Administrative Services Agreement, the annual rate of payment for The AAL Balanced Fund will be at the annual rate of $35,000 plus the actual costs of the pricing services from unaffiliated parties.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of December 29, 1997.

ATTEST:                                      THE AAL MUTUAL FUNDS



By _____________________________             By _____________________________
   Robert G. Same, Secretary                    Ronald G. Anderson, President


ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



By _____________________________             By ____________________________
   Robert G. Same, Secretary                    Ronald G. Anderson, President

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SCHEDULE B
                          (Effective December 29, 1997)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
            The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                          The AAL High Yield Bond Fund
                              The AAL Balanced Fund